Information Statement
                Pursuant to Section 14( c) of the
                 Securities Exchange Act of 1934

Check the appropriate box:
[   ]   Preliminary Information Statement
[   ]   Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ X ]	Definitive Information Statement


                   RAIKE FINANCIAL GROUP, INC.
          ------------------------------------------------
          (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (check the appropriate box):

[ X  ]	No fee required.

[    ]  Fee computed on table below per Exchange Act Rules 14c-5(g)
        and 0-11.

	(1)	Title of each class of securities to which transaction
                applies: ______________.
	(2)	Aggregate number of securities to which transaction
                applies: ______________.
	(3)	Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________.
	(4)	Proposed maximum aggregate value of transaction:
                _______________.
	(5)	Total fee paid: ______________.

[    ]  Fee paid previously with preliminary materials.

[    ]  Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount previously paid: ___________.
        (2)     Form, Schedule or Registration Statement No.: _________.
        (3)     Filing party: _____________.
        (4)     Date filed: ______________.



                    RAIKE FINANCIAL GROUP, INC.
                         275 Parkway 575
                     Woodstock, Georgia 30188



This Definitive Schedule 14C is identical to the Preliminary 14C filed with the U.S. Securities & Exchange Commission on August 26, 2003. The purpose of this filing is to formally submit a Definitive Schedule 14C.

                    RAIKE FINANCIAL GROUP, INC.

          Special Meeting of Shareholders, August 20, 2003

                      Information Statement
                Pursuant to Section 14( c) of the
                 Securities Exchange Act of 1934


     The Rules of the U.S. Securities Exchange Commission require that we provide you with this Information Statement prior to the Special Meeting

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

     The only matter to be acted upon at the Special Meeting is the election of Directors, including the ratification of the previous election of the Directors in our Special Meeting, April
3, 2003.

Item 1.  Date, Time and Place of Meeting.

          DATE:     August 20,  2003
          TIME:     10:00 a.m.
          PLACE:    275 Parkway 575, Woodstock, Georgia 30188


Item 2. Voting Securities and Percentage Required

          Voting Securities:    17,627,252 shares of Common Stock
                                each entitled to one (1) vote per
                                share.

          Record Date:          June 30, 2003

          Percentage Required:  51% of shares present and voting


Item 3.  Principal Holders of Common Stock:

The following table sets forth the record ownership of our Common Stock as of June 30, 2003 as to (i) each person or entity who owns more than five percent (5%) of any class of our Securities (including those shares subject to outstanding options), (ii) each person named in the table appearing in "Remuneration of Directors and Officers", and (iii) all officers and directors of the Company as a group.

NAME & ADDRESS               SHARES OWNED       PERCENT OF CLASS
--------------               ------------       ----------------

William Raike, III
275 Parkway 575
Woodstock, Georgia 30188       12,193,000              69.61%


Morris Brunson
275 Parkway 575
Woodstock, Georgia 30188        1,544,000               8.81%


William Bertsche
275 Parkway 575
Woodstock, Georgia 30188          800,000               4.57%


Officers and Directors
as a Group                     14,537,000              82.99%


To the best of our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, subject to community property laws
where applicable.   The above referenced number of shares does
not include shares available upon exercise of options.


Item 4.   Directors and Executive Officers

Set forth below is information regarding our directors and
executive officers.   We have no other management employees
besides those described below. Set forth below is information about nominees to become directors. There are currently no other persons under consideration to become directors or executive officers.

NAME                          AGE       POSITION
-------------------------------------------------------------------

William J. Raike, III         44        Chairman, President and CEO

Melissa Whitley               26        Treasurer and CFO

Morris L. Brunson             63        Director

William D. Bertsche           58        Director

Geoffrey T. Chalmers          67        Director

Chris Casdia                  34        COO and Director


The Board of Directors has designated an Audit Committee of the Board of Directors, that will review the scope of accounting audits, review with the independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within the Company, review with the independent auditors their final report, review with internal and independent auditors overall accounting and financial controls, and be available to the independent auditors during the year for consultation purposes. The Board of Directors has also designated a Compensation Committee of the Board of Directors consisting of three Directors, which will review the performance of senior management, recommend appropriate compensation levels and approve the issuance of stock options pursuant to the Company's stock option plan. All Directors and officers of the Company serve until their successors are duly elected and qualify.

The Audit Committee consists of Morris Brunson and William
Bertsche.

The Compensation Committee consists of Morris Brunson, William
Raike, and William Bertsche.


William J. Raike, III, Chairman, President, CEO and Director
(Since 1995)
------------------------------------------------------------

Mr. Raike's nineteen-year tenure in the financial services industry has been marked with numerous accomplishments. His brokerage career began as a Financial Consultant with the NASD member national brokerage firm JW Gant & Co., where he started as a trainee and in less than five years was promoted to vice-president and branch manager in Atlanta, Ga. Mr. Raike later spent approximately two years with a NYSE Member Firm located in Richmond, VA and approximately two years as owner-operator of an independent NASD member firm. Mr. Raike formed Raike Financial Group, Inc. in March of 1995 and has been successful in growing the Company from 2 registered representatives and $200,000.00 in 1995 to over 100 registered representatives and approximately $10,000,000.00 in revenues in five years. Mr. Raike oversees all divisions of the Company holds the Series 4 (Registered Options Principal), 7 (General Securities Representative), 24 (General Securities Principal), 55 (Equity Trader), 63 (State Securities License) and 65 (Registered Investment Advisor) licenses.

Morris L. Brunson, Director (Since 1995)
----------------------------------------

Mr. Brunson graduated from Berry College in 1958 with a degree in Business Administration with a concentration in Accounting. His career has been spent in the accounting and financial areas primarily in the health care business. He was the Accounting Manager for Floyd Medical Center, a Cost Accountant for Ledbetter Construction Co. and has held several positions at the American Red Cross and the United Way. He retired from the firm in 1998 to pursue the management of several personal investments.

William D. Bertsche, Director (Since 1995)
------------------------------------------

Mr. Bertsche was educated at Santa Rosa College in Santa Rosa, CA and at River Falls College in WI. At an early age, Mr. Bertsche previously managed a family business in the dairy industry and since has managed private business ventures in the private security industry. He is an entrepreneur and has been self employed for the better part of his life and spends his time managing his personal investments.

Geoffrey T. Chalmers, Director (Since 2003)
-------------------------------------------

Mr. Chalmers is a graduate of Harvard College and Columbia Law School. He has been a practicing attorney for over 35 years in corporate and securities law, having acted as general counsel to several public and private companies, including broker dealers. He is engaged in private practice.

Chris Casdia, Director (Since 2003)
-----------------------------------

Mr. Casdia is a graduate of Kennesaw State University (1993), with a B.B.A. in finance. He is currently pursuing an M.B.A.
at Kennesaw State University and is in his second year. Mr. Casdia became registered in the securities industry after he joined Merrill Lynch in January 1995. Since then, he has enjoyed success with various firms. From 1998 to 2000 he served as Chief Compliance Officer and Chief Financial Officer with the NASD member firm. Mr. Casdia currently holds the position of Chief Operating Officer of Raike Financial Group, Inc. He also holds the Series 4 (Registered Options Principal), 7 (General Securities Representative), 24 (General Securities Principal), 27 (Financial and Operations Principal), 53 (Municipal Securities Principal), 55 (Equity Trader), 63 (State Securities License: and 65 (Registered Investment Advisor) licenses.


Item 5.  Executive Compensation

The following table sets forth the current annual salary of our highest-paid officer:

Name or Group            Title                     Compensation
-------------            -----                     ------------
William J. Raike, III    Chairman, President       $ 130,000
                         and CEO



Total Salaries for 2000 of All Officers and Directors as a Group
$ 250,000 (*)

----------------------

* Includes $120,000 for Shannon Raike, who resigned in 2003.

The Company sponsors an incentive stock option plan for the benefit of certain employees in order that they might purchase Company stock at a certain price. A total of 800,000 shares of the Company's common stock are reserved for possible issuance under this plan. During 2001, 555,500 options were issued pursuant to this plan at an option price of $.01. During 2002, 480,500 options were exercised and 25,000 options were forfeited leaving 50,000 options outstanding at December 31, 2002. No options were granted during 2002. Zero (0) options were granted in 2003 through June 30. All options are currently exercisable and expire on December 31, 2003. The weighted average grant date fair value of options issued in 2001 was $1.23. This fair value was estimated using the Minimum Value pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 4.5% and an expected life of two years.

No directors and officers currently hold any options.


Item 6.  Certain Relationships

The Company has entered into an employment agreement with William Raike. This employment agreement calls for an annual salary totaling $130,000. Additionally, William Raike is to receive a bonus equal to 2.5% of revenues of the Company. During 2002, this bonus totaled $144,690, of which William and Shannon Raike received $85,125 in 2002. The remaining balance of $59,565 was paid in 2003.

As of December 31, 2001, the Company had advanced approximately $121,000 to Fresco Foods, LLC, a restaurant partially owned by White Mountain Partners. This financing was payable on demand, unsecured, and bore interest at an annual rate of 10%. During 2002, the Company determined that this advance was not collectible and wrote off all principal and interest totaling approximately $139,000.

Effective October 13, 2000, the Company signed a five-year lease for approximately 4,500 square feet of office space at a rate of $18 per square foot or $84,000 per year. The Company signed a three-year least effective August 1, 2002 for an additional 500 square feet of office space at $18 per square foot or $9,000 per year. The lessor for both leases is White Mountain Partners, Inc., a corporation wholly owned by the Shannon Raike, the wife of William Raike and former director of Raike Financial Group, Inc. The signing of the leases was approved by a majority of the disinterested Directors of the Company at a meeting in which it was determined that the lease terms were not in excess of rentals for comparable space and a determination was made that the leases were in the best interests of the Company.

During 2001 and 2002 Mr. Chalmers provided legal services to the Company for fees of $12,000.00 for each year.

Item 7.  Changes In and Disagreements with Accountants on
         Accounting and Financial Disclosure.

There have been no changes in accountants or disagreements with accountants on accounting and financial disclosure during 2002 or though June 30, 2003.
Item 8.  Financial Information

Please see attached financial statements for the year ended December 31, 2002 (audited) and for the six months ended June 30, 2003 (unaudited). Further financial information maybe found in the Company's reports filed with the U.S. Securities Exchange Commission at www.sec.gov . Copies of these reports will be furnished on request by calling (770) 516-6996.